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                                                                   Exhibit 10.76

                       FIRST AMENDMENT TO LEASE AGREEMENT

            This First Amendment to Lease Agreement (the "AMENDMENT") is made as of this 15th day of January, 2002 between Gateway Boulevard Associates II, LLC, a California limited liability company ("LANDLORD")and Coulter Pharmaceutical, Inc., a Delaware corporation ("TENANT").

                                   WITNESSETH

            WHEREAS, Landlord (as successor in interest to HMS Gateway Office, L.P., a Delaware limited partnership ("HMS")) and Tenant are parties to that certain Lease Agreement dated May 19, 2000 (the "LEASE"); and

            WHEREAS, pursuant to the terms of Exhibit B to the Lease, Landlord agreed to provide Tenant with a Tenant's Allowance (as defined in the Lease) equal to $1,596,593.00 (based on $31.83 multiplied by the Premises Square Footage (as defined in the Lease)) toward the Tenant Improvement Costs (as defined in the Lease);

            WHEREAS, Tenant had determined not to complete certain tenant improvements in the portion of the Premises identified on Exhibit A attached hereto and made a part hereof which consists of 7,013 square feet (the "IDENTIFIED PREMISES");

            WHEREAS, Landlord desires for the Identified Premises to be improved and, subject to the terms and conditions of this Amendment, Landlord and Tenant have agreed that certain improvements will be constructed within and installed on the Identified Premises which improvements ("Additional Tenant Improvements") are in addition to the Tenant Improvements (as that term is defined in the Lease).

            WHEREAS, Fremont Investment & Loan, a California industrial loan association ("Fremont") is the holder of a mortgage encumbering Landlord's interest in the Premises;

            NOW, THEREFORE, for and in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

            1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease.

                  (a) ADDITIONAL TENANT IMPROVEMENTS COST means the cost of completion of the Additional Tenant Improvements and related design, engineering, and permitting fees, (including, without limitation, the Identified Premises Design Costs and the Identified Premises Working Drawings Costs) but excluding the cost of any furniture, trade fixtures or equipment.

                  (b) ATTRIBUTED TENANT'S ALLOWANCE shall mean $223,224.00 (which equals the Tenant's Allowance attributable to the Identified Premises ($31.83 multiplied by 7,013)).

                  (c) CONTINGENCY ALLOWANCE shall mean $57,296.00 (based on $8.17 multiplied by the square footage contained in the Identified Premises).

            2. Schedule. Tenant shall cause Tenant's Architect to furnish to Landlord on or before January 31, 2002, space plans and specifications for the Identified Premises (the "PRELIMINARY


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IDENTIFIED PREMISES PLANS"). Landlord has deposited, or caused to be deposited, the Attributed Tenant's Allowance and the maximum amount of the Contingency Allowance into an escrow account with Fremont pursuant to an Escrow and Depository Agreement (Additional Tenant Improvements) of even date herewith between Landlord, Fremont and HMS ("Escrow Agreement"). Landlord shall direct Fremont to disburse and Fremont shall disburse to Tenant's Architect all costs reasonably incurred in connection with the Preliminary Identified Premises Plans (the "IDENTIFIED PREMISES DESIGN COSTS"), including any revisions required under this Amendment out of the Tenant's Allowance or the Contingency Allowance upon delivery to Landlord and Fremont of Tenant's authorization to pay and invoices, receipts, and other documents reasonably required to substantiate such costs.

                  (a) The Preliminary Identified Premises Plans shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed and such approval or disapproval shall be given within ten (10) business days after receipt of the Preliminary Identified Premises Plans. If Landlord disapproves the Preliminary Identified Premises Plans, then within ten (10) business days thereafter, Landlord shall meet with Tenant's Architect and Tenant to discuss or shall submit to the Tenant's Architect and Tenant in writing, the reasons for Landlord's disapproval. Within ten (10) business days following such meeting or submission, Tenant shall cause the Tenant's Architect to revise the same and to submit new Preliminary Identified Premises Plans to Landlord. The same procedure set forth in this paragraph will be repeated as set forth above until Landlord has approved the Preliminary Identified Premises Plans.

                  (b) Following Landlord's approval of the Preliminary Identified Premises Plans, Tenant shall cause Tenant's Architect to prepare detailed construction drawings and specifications (the "IDENTIFIED PREMISES WORKING DRAWINGS") for the Tenant Improvements based strictly upon the Preliminary Identified Premises Plans, except as otherwise agreed in writing by Landlord and Tenant. The Identified Premises Working Drawings shall be completed within ten (10) business days after Landlord's approval of the Preliminary Identified Premises Plans.

                  (c) The Identified Premises Working Drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed and such approval or disapproval shall be given by written notice from Landlord to Tenant within ten (10) business days after receipt of the Identified Premises Working Drawings. If Landlord disapproves the Identified Premises Working Drawings, then within ten (10) business days thereafter, Landlord shall meet with Tenant's Architect and Tenant to discuss, or shall submit to Tenant's Architect and Tenant in writing, the reasons for Landlord's disapproval. Within ten (10) business days following such meeting or submission, Tenant shall cause Tenant's Architect to revise the same and to submit new Identified Premises Working Drawings to Landlord, and the same procedure will be repeated as set forth above until Landlord has approved the Identified Premises Working Drawings in writing (the "APPROVED IDENTIFIED PREMISES PLANS"). Landlord shall direct Fremont Bank to disburse the reasonable costs of preparing the Identified Premises Working Drawings, together with any revisions thereto to Tenant's Architect from the Attributed Tenant's Allowance and the Contingency Allowance upon delivery to Landlord and Fremont of Tenant's authorization to pay, invoices, receipts and other documents reasonably required to substantiate costs. Upon approval of the Identified Premises Working Drawings, Landlord shall deliver to Tenant a list of Additional Tenant Improvements to be removed by Tenant, at Tenant's cost and expense in accordance with Paragraph 11 of the Lease, upon expiration of the Term or earlier termination of the Lease. Notwithstanding the foregoing, during the preparation of the Identified Premises Working Drawings, Landlord shall, upon Tenant's request, advise Tenant of items that will be required to be removed pursuant to the previous sentence.


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                  (d) Within ten (10) business days after Landlord's approval of the Approved Identified Premises Plans, Tenant shall cause Contractor to furnish to Landlord and Tenant a final cost quote for the Additional Tenant Improvements within the Identified Premises based upon the Approved Identified Premises
Plans. If the Additional Tenant Improvements Cost (when added to any costs payable by Landlord pursuant to 2(a)-(c) above) is greater than the sum of the Contingency Allowance and the Attributable Tenant's Allowance, Tenant shall be responsible for the excess (the "EXCESS COSTS"). Tenant shall enter into a construction contract with Contractor for the Additional Tenant Improvements ("Contract"), subject to Landlord's approval of the Contract, which approval shall not be unreasonably withheld or delayed.

                  (e) Tenant hereby agrees to complete construction of the Additional Tenant Improvements within the Identified Premises on or before the date that is 120 days after delivery to Tenant of Landlord's written approval of the Approved Identified Premises Plans.

                  (f) Tenant hereby agrees that if requested by Landlord, HMS Gateway Office, L.P. may attend any and all meetings with Tenant's Architect and Tenant as described above.

            3. Payment of Construction Costs. Pursuant to the Contract, Contractor shall bill Landlord and Tenant directly for progress payments pro rata in accordance with their respective shares of the costs payable pursuant to the Contract. Landlord's share of such costs ("Landlord's Share") shall be equal to the sum of the Attributed Tenant Allowance plus the Contingency Allowance, minus any sums paid or payable by Landlord to Tenant's Architect pursuant to paragraph 2 and minus any other sums expended by Landlord at the request of Tenant for Additional Tenant Improvement Costs. Tenant shall pay all sums payable under the Contract in excess of Landlord's Share. Landlord shall direct Fremont to disburse Landlord's pro rata share of progress payments directly to Contractor upon receipt of (i) Tenant's authorization to pay, (ii) AIA document G702, Application and Certification for Payment, (iii) invoices or other supporting documentation reasonably requested by Landlord or Fremont and (iv) a conditional lien waiver signed by Contractor or subcontractor as to the current payment. Landlord shall be entitled to suspend or terminate construction of the Additional Tenant Improvements within the Identified Premises and to declare Tenant in default in accordance with the terms of the Lease, if payment by Tenant of Tenant's pro rata share of any progress payment has not been received by Contractor when due, as required hereunder. Moreover, Landlord shall not be required to pay or cause Fremont to disburse its pro rata share of any progress payment until such time as Landlord receives from Contractor an unconditional lien waiver as to each progress payment that has previously been made and a conditional lien waiver for the current progress payment. All lien waivers shall comply with California law regarding materialmen and mechanic's liens. If the Additional Tenant Improvements Cost is less than the sum of the Attributed Tenant's Allowance and the Contingency Allowance, such excess shall be returned to Landlord and HMS pursuant to the Escrow Agreement and Tenant shall have no rights to such excess.

            4. Construction of Additional Tenant Improvements within the Identified Premises. All Additional Tenant Improvements within the Identified Premises shall be constructed and installed in accordance with all of the provisions of the Lease. Tenant acknowledges that all references to the term "Approved Plans" in Paragraph C, Paragraph D, and Paragraph E of Exhibit B and elsewhere in the Lease and the other exhibits to the Lease shall mean and refer to the Approved Plans and the Approved Identified Premises Plans.

            5. No Removal of Additional Tenant Improvements. Landlord agrees that in no event shall Tenant be liable for removing the Additional Tenant Improvements upon the expiration of the Term or earlier termination of the Lease.


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            6. Landlord's Fees and Costs. Notwithstanding anything to the contrary contained in the Lease, neither Landlord nor any agent or employee of Landlord (including, without limitation, any property) shall be entitled to receive any administration or other fee from Tenant in connection with the design and construction of the Additional Tenant Improvements or the supervision thereof and Landlord shall be solely responsible for all costs incurred by Landlord in connection with such administration and supervision.

            7. Ratification and Confirmation. Landlord and Tenant hereby ratify and confirm each and every term of the Lease as modified by paragraphs 1 through 6 above.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date and year first above written.

Landlord GATEWAY BOULEVARD ASSOCIATES II, LLC, a California limited liability company


                                         By:  /s/ PHILLIP H. RAISER
                                         --------------------------------------
                                         Title:  Manager

Tenant:                                  COULTER PHARMACEUTICAL, INC.,
                                         a Delaware corporation

                                         By:  /s/ STEVEN GILLIS
                                         --------------------------------------
                                         Title:  President


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